Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2011 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 1, 2011 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2011.

Financial Results for the Three Months and Six Months Ended June 30, 2011
Comstock reported net income of $3.9 million or 8¢ per diluted share for the three months ended June 30, 2011 as compared to a net loss of $1.6 million or 4¢ per share for the three months ended June 30, 2010.  The financial results include gains realized from the sale of marketable securities of $8.5 million ($5.5 million after tax or 12¢ per share) for the three months ended June 30, 2011 and $5.7 million ($3.7 million after tax or 8¢ per share) for the three months ended June 30, 2010.

Comstock produced 24.0 billion cubic feet of natural gas equivalent ("Bcfe") in the second quarter of 2011, an increase of 20% over the 20.0 Bcfe produced in the second quarter of 2010.  Production in the quarter was 25% higher than 2010 second quarter production adjusted to exclude production from properties sold in 2010.  Comstock's daily production rate, which averaged 263 million cubic feet of natural gas equivalent ("MMcfe") per day, grew 19% over the production rate in the first quarter of 2011, which averaged 222 MMcfe per day.  Production from the Company's Haynesville shale operations increased 32% from the prior quarter, averaging 176 MMcfe per day in the second quarter and accounting for 67% of the Company's total production.

Comstock's average realized natural gas price increased 2% to $4.19 per Mcf in the second quarter of 2011 as compared to $4.09 per Mcf in the second quarter of 2010.  The Company's average realized oil price improved by 50% to $101.02 per barrel in the second quarter of 2011 as compared to $67.37 per barrel in the second quarter of 2010.  Higher production and improved oil and natural gas prices caused oil and gas sales to increase by 24% to $112.5 million in the second quarter of 2011 as compared to 2010's second quarter sales of $90.7 million.  Operating cash flow (before changes in working capital accounts) increased to $77.1 million in the second quarter of 2011 and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $87.1 million.

Comstock reported net income of $6.4 million or 13¢ per diluted share for the first six months of 2011 as compared to net income of $5.7 million or 12¢ per share for the six months ended June 30, 2010.

Comstock's production in the first half of 2011 of 43.9 Bcfe increased 13% over the 38.8 Bcfe produced in the first half of 2010.  Natural gas prices were weaker in the first six months of 2011 as compared to 2010's first six months.  Comstock's average realized natural gas price decreased 13% to $4.08 per Mcf for the first six months of 2011 as compared to $4.68 per Mcf for the first six months of 2010.  The Company's average realized oil price improved by 43% to $95.89 per barrel for the first half of 2011 as compared to $67.24 per barrel for the first half of 2010.  Oil and gas sales increased by 2% to $200.5 million in the first six months of 2011 as compared to 2010's first six months sales of $196.8 million.  The higher production level in the first half of this year was partially offset by lower natural gas prices.  Operating cash flow (before changes in working capital accounts) of $133.2 million in the first six months of 2011 increased 4% from 2010's first six months operating cash flow of $127.5 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, increased 6.3% to $152.2 million in 2011's first six months from 2010's first six months EBITDAX of $143.2 million.

2011 Drilling Results

Comstock reported on the results to date of its 2011 drilling program.  During the first six months of 2011, Comstock spent $313.1 million on its drilling program and $36.0 million to acquire exploration acreage.  Comstock drilled 39 wells (20.8 net) and completed 45 wells (28.2 net) in the first half of 2011.  As of June 30, 2011 the Company also had nine wells (3.0 net) in the process of being drilled.

In the East Texas/North Louisiana region, Comstock has drilled 31 wells (14.8 net) in 2011, all of which were Haynesville or Bossier shale wells.  During the first half of 2011, Comstock completed 41 (24.2 net) of its Haynesville or Bossier shale wells.  As of June 30, 2011, Comstock had 16 wells (7.7 net) Haynesville or Bossier wells waiting on completion, down from 35 wells (23.4 net) at December 31, 2010.  Wells completed in the first half of the year were put on production at an average per well initial production rate of 10 MMcfe per day.

In the South Texas region, the Company has drilled six Eagle Ford shale wells (6.0 net) in the first six months of 2011.  Comstock completed four wells (4.0 net) including one well that was drilled in 2010.  These wells had an average per well initial production rate of 870 barrels of oil equivalent ("BOE") per day.  In the second quarter of 2011, Comstock drilled four (4.0 net) Eagle Ford shale wells in its South Texas region in McMullen County.  The Company drilled the Hill #1H to a vertical depth of 11,264 feet with a 4,642 foot lateral.  This well was tested at an initial rate of 865 barrels of oil per day and 1.4 MMcf of natural gas per day or 1,095 BOE per day.  The initial production rate was based on flowing the well at a restricted rate on an 18/64th choke.  The Cutter Creek #1H was drilled to a vertical depth of 10,020 feet with a 4,650 foot lateral.  This well is currently in the process of being completed.  The Forrest Wheeler #1H well was drilled to a vertical depth of 11,142 feet with a 5,147 foot lateral.  The Rancho Tres Hijos "A" #1H was drilled to a vertical depth of 10,911 feet with a 4,893 foot lateral.  Both of these wells are awaiting completion.

Comstock has planned a conference call for 9:30 a.m. Central Time on August 2, 2011, to discuss the operational and financial results for the second quarter of 2011.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-866-804-6925 (international dial-in use 857-350-1671) and provide access code 27198959 when prompted.  A slide show presentation on the financial results will be available on Comstock's website at www.comstockresources.com.  Click on "Presentations" to view the slide show.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:30 p.m. ET August 2, 2011 and will continue until 11:59 p.m. August 9, 2011.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 11607359.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Oil and gas sales	$112,451	$90,682	$200,489	$196,771

Operating expenses:
Production taxes	1,363	4,806	2,089	6,481
Gathering and transportation	6,611	3,679	12,239	8,207
Lease operating	12,437	13,988	23,985	28,148
Exploration	82	99	9,619	1,268
Depreciation, depletion and amortization	74,689	57,398	135,014	116,807
Impairment of oil and gas properties	—	28	—	187
(Gain) loss on sale of properties	(26)	797	83	797
General and administrative	8,917	9,764	17,345	19,565

Total operating expenses	104,073	90,559	200,374	181,460

Operating income	8,378	123	115	15,311

Other income (expenses):
Interest income	—	119	—	258
Other income	83	25	393	45
Interest expense	(10,410)	(7,599)	(20,694)	(15,443)
Gain on sale of marketable securities	8,480	5,692	29,729	5,692

Total other income (expenses)	(1,847)	(1,763)	9,428	(9,448)

Income (loss) before income taxes	6,531	(1,640)	9,543	5,863
Benefit from (provision for) income taxes	(2,582)	21	(3,190)	(140)
Net income (loss)	$3,949	$(1,619)	$6,353	$5,723

Net income (loss) per share:
Basic	$0.08	$(0.04)	$0.13	$0.12
Diluted	$0.08	$(0.04)	$0.13	$0.12

Weighted average shares outstanding:
Basic	45,992	45,579	45,983	45,594
Diluted	45,992	45,579	45,983	45,571

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

OPERATING CASH FLOW:
Net income (loss)	$3,949	$(1,619)	$6,353	$5,723
Reconciling items:
Deferred income taxes	2,172	12	2,621	(43)
Depreciation, depletion and amortization	74,689	57,398	135,014	116,807
Impairments	—	28	9,454	187
Gain on sale of assets	(8,506)	(4,895)	(29,646)	(4,895)
Debt issuance costs and discount amortization	938	624	2,403	1,226
Stock-based compensation	3,850	4,309	7,012	8,542
Operating cash flow	77,092	55,857	133,211	127,547
Excess income taxes from stock-based compensation	125	(41)	612	(1,531)
Decrease (increase) in accounts receivable	(1,332)	3,332	(6,631)	(1,454)
Decrease (increase) in other current assets	(7,338)	3,619	(8,454)	49,436
Increase (decrease) in accounts payable and accrued expenses	(1,572)	11,721	(836)	25,226

Net cash provided by operating activities	$66,975	$74,488	$117,902	$199,224

EBITDAX:
Net income (loss)	$3,949	$(1,619)	$6,353	$5,723
Interest expense	10,410	7,599	20,694	15,443
Income taxes expense (benefit)	2,582	(21)	3,190	140
Depreciation, depletion and amortization	74,689	57,398	135,014	116,807
Exploration	82	99	9,619	1,268
Impairments	—	28	—	187
Gain on sale of assets	(8,506)	(4,895)	(29,646)	(4,895)
Stock-based compensation	3,850	4,309	7,012	8,542

EBITDAX	$87,056	$62,898	$152,236	$143,215

	As of June 30,
	2011	2010

BALANCE SHEET DATA:

Cash and cash equivalents	$3,556	$42,651
Marketable securities	62,482	53,535
Other current assets	64,447	45,303
Property and equipment, net	2,021,287	1,715,099
Other	16,677	13,955

Total assets	$2,168,449	$1,870,543

Current liabilities	$172,024	$109,814
Long-term debt	691,640	468,104
Deferred income taxes	217,992	224,484
Other non-current liabilities	9,508	9,419
Stockholders' equity	1,077,285	1,058,722

Total liabilities and stockholders' equity	$2,168,449	$1,870,543

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2011				For the Three Months Ended June 30, 2010
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total

Oil production (thousand barrels)	29	128	2	159	50	39	121	210
Gas production (MMcf)	19,552	2,915	529	22,996	14,288	3,790	631	18,709
Total production (MMcfe)	19,728	3,679	547	23,954	14,590	4,024	1,356	19,970

Oil sales	$3,092	$12,726	$305	$16,123	$3,894	$2,953	$7,309	$14,156
Gas sales	79,384	14,170	2,774	96,328	57,381	16,334	2,811	76,526
Total oil and gas sales	$82,476	$26,896	$3,079	$112,451	$61,275	$19,287	$10,120	$90,682

Average oil price (per barrel)	$105.40	$99.88	$107.06	$101.02	$77.25	$75.57	$60.59	$67.37
Average gas price (per Mcf)	$4.06	$4.86	$5.24	$4.19	$4.02	$4.31	$4.45	$4.09
Average price (per Mcfe)	$4.18	$7.31	$5.63	$4.69	$4.20	$4.79	$7.46	$4.54

Production taxes	$65	$1,116	$182	$1,363	$3,670	$526	$610	$4,806
Gathering and transportation	$6,134	$356	$121	$6,611	$3,339	$237	$103	$3,679
Lease operating	$7,796	$3,620	$1,021	$12,437	$6,814	$3,861	$3,313	$13,988
Production taxes (per Mcfe)	$—	$0.30	$0.33	$0.06	$0.25	$0.13	$0.45	$0.24
Gathering and transportation (per Mcfe)	$0.31	$0.10	$0.22	$0.28	$0.23	$0.06	$0.08	$0.18
Lease operating (per Mcfe)	$0.40	$0.98	$1.87	$0.51	$0.47	$0.96	$2.44	$0.71

Oil and Gas Capital Expenditures:
Leasehold costs	$4,409	$17,585	$1,311	$23,305	$29,523	$22,844	$72	$52,439
Exploratory drilling	10,046	18,367	—	28,413	6,407	—	—	6,407
Development drilling	123,439	12,803	675	136,917	89,252	576	—	89,828
Other development	998	1,015	198	2,211	841	694	255	1,790
Total	$138,892	$49,770	$2,184	$190,846	$126,023	$24,114	$327	$150,464

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2011				For the Six Months Ended June 30, 2010
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	63	222	12	297	87	81	218	386
Gas production (MMcf)	34,996	5,780	1,329	42,105	27,267	7,903	1,333	36,503
Total production (MMcfe)	35,375	7,110	1,404	43,889	27,790	8,391	2,636	38,817

Oil sales	$6,037	$21,365	$1,111	$28,513	$6,638	$6,137	$13,154	$25,929
Gas sales	137,994	27,320	6,662	171,976	123,848	40,059	6,935	170,842
Total oil and gas sales	$144,031	$48,685	$7,773	$200,489	$130,486	$46,196	$20,089	$196,771

Average oil price (per barrel)	$95.64	$96.36	$88.82	$95.89	$76.19	$75.39	$60.59	$67.24
Average gas price (per Mcf)	$3.94	$4.73	$5.01	$4.08	$4.54	$5.07	$5.20	$4.68
Average price (per Mcfe)	$4.07	$6.85	$5.54	$4.57	$4.70	$5.51	$7.62	$5.07

Production taxes	$94	$1,498	$497	$2,089	$4,786	$608	$1,087	$6,481
Gathering and transportation	$11,210	$813	$216	$12,239	$6,999	$1,010	$198	$8,207
Lease operating	$14,995	$6,987	$2,003	$23,985	$14,762	$7,329	$6,057	$28,148
Production taxes (per Mcfe)	$—	$0.21	$0.35	$0.05	$0.17	$0.07	$0.41	$0.17
Gathering and transportation (per Mcfe)	$0.32	$0.11	$0.15	$0.28	$0.25	$0.12	$0.08	$0.21
Lease operating (per Mcfe)	$0.42	$0.99	$1.43	$0.54	$0.54	$0.88	$2.30	$0.72

Oil and Gas Capital Expenditures:
Leasehold costs	$15,384	$19,265	$1,311	$35,960	$39,378	$22,844	$128	$62,350
Exploratory drilling	26,890	38,795	—	65,685	23,438	—	—	23,438
Development drilling	219,027	24,341	773	244,141	152,494	2,170	—	154,664
Other development	1,851	1,109	292	3,252	1,875	1,323	501	3,699
Total	$263,152	$83,510	$2,376	$349,038	$217,185	$26,337	$629	$244,151